NEWS RELEASE

CURRENT TECHNOLOGY’S CELEVOKE AND NATIONAL EQUIPMENT REGISTER ALIGN TO COMBAT EQUIPMENT THEFT

VANCOUVER, British Columbia – March 23, 2009 –  Current Technology Corporation (OTCBB:CRTCF) is pleased to report its Texas-based subsidiary Celevoke, Inc. (“Celevoke”) has entered into an alliance with the National Equipment Register to enhance the theft recovery services of Celevoke.

The National Equipment Register, Inc. (“NER”) helps equipment owners and their insurers reduce the cost of equipment theft by improving information sharing between the industry and law enforcement. At the core of NER’s operations is a national database of millions of equipment ownership records and more than 95,000 theft reports. Most U.S. equipment insurers are NER member companies.

Celevoke CEO Chuck Allen stated, “Theft recovery and risk management are our sweet spots, and we are proud to join numerous insurance companies and fleet operators in support of NER’s mission to help law enforcement increase the recovery rate of stolen equipment. We believe NER’s national database of stolen equipment and equipment ownership is a very effective tool that will help to enhance the value of Celevoke’s Anti-theft Tracking System.”

NER President David Shillingford said, “Celevoke’s growing relationships with insurance companies is a good indication that our goals are aligned. We look forward to working with Celevoke to combat equipment theft.”

About NER

The mission of National Equipment Register, Inc. (NER) is to help increase the recovery rate of stolen equipment and reduce the costs associated with equipment theft for owners and insurers. NER, a member of the Insurance Service Office, Inc. family of companies, combines systems, staff, and procedures to provide secure and accurate information services to law enforcement, insurers, equipment owners, and the equipment industry. Operations revolve around its databases of stolen equipment and equipment ownership, NER operators, and training and awareness programs. For more information, please contact NER at 201-469-2030 or by e-mail at info@nerusa.com. You can also visit their website at www.nerusa.com.

About Celevoke

Celevoke is poised to become a market leader in the projected $38.3 billion (by 2011) global market for Machine to Machine technology (M2M)  (according to ABI Research), which is the integrated use of telecommunications and informatics. More specifically, it is the science of sending, receiving and storing information wirelessly between machines via telecommunication devices. Celevoke has patented integrated Telematics and Global Positioning Systems (GPS) with sensing technology. This proprietary suite of hardware and software products enables users to remotely monitor, track, control parameters and protect a wide variety of asset classes. Examples include people, meters, automobiles, motorcycles, trucks, shipping containers and covert vehicles used for law enforcement and intelligence gathering in a global marketplace. Celevoke is 62% owned by Current Technology.

Forward Looking Statement

The news release contains forward-looking statements concerning the Company’s business operations, and financial performance and condition. When used in the news release the words “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such words. These forward-looking statements are based on current expectations and are naturally subject to uncertainty and changes in circumstances that may cause actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that may cause such differences include but are not limited to technological change, regulatory change, the general health of the economy and competitive factors. Many of these factors are beyond the Company’s control; therefore, future events may vary substantially from what the Company currently foresees. You should not place undue reliance on such forward-looking statements.

Contact:

CORPORATE:

Current Technology Corporation

Robert Kramer, 1-800-661-4247

or

INVESTOR RELATIONS:

Polestar Communications

Richard Hannon, 1-866-858-4100